                      SUPPLEMENT TO PARTICIPATION AGREEMENT
                 (as amended and supplemented from time to time)

                                      AMONG

                       DWS VARIABLE SERIES II ("DWSVS II")
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
                         DWS SCUDDER DISTRIBUTORS, INC.

                                       AND

                  THE INSURANCE COMPANY EXECUTING THIS DOCUMENT

The parties hereto agree that the Participation Agreement is amended to add the following additional Designated Portfolio(s) for such Separate Accounts and Contracts as may be necessary or appropriate in connection with pending reorganization(s) related thereto.

  Acquired Portfolio         Surviving Portfolio to be
Currently a Designated         Added as a Designated
      Portfolio                      Portfolio           Class
--------------------------   -------------------------   ------
Money Market VIP, a series   DWS Money Market VIP, a       A
of DWS Variable Series I     series of DWSVS II

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed as of this 1st day of October, 2006.

Metropolitan Life Insurance Company
(formerly, Paragon Life Insurance Company)


By:    /s/ Graham Cox
       -----------------------------------
Title: Vice President


Deutsche Investment Management
Americas, Inc.


By:    /s/ Illegible
       -----------------------------------
Title: Director

DWS Variable Series II


By:    /s/ Illegible
       -----------------------------------
Title: Vice President


DWS Scudder Distributors, Inc.


By:    /s/ Illegible
       -----------------------------------
Title: Assist. Sec.

                      SUPPLEMENT TO PARTICIPATION AGREEMENT
                 (as amended and supplemented from time to time)

                                     .AMONG

                      SCUDDER VARIABLE SERIES II ("SVS II")
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
                  (formerly, Zurich Scudder Investments, Inc.)
                           SCUDDER DISTRIBUTORS, INC.

                                       AND

                  THE INSURANCE COMPANY EXECUTING THIS DOCUMENT

The parties hereto agree that the Participation Agreement is amended to add the following additional Designated Portfolio(s) for such Separate Accounts and Contracts as may be necessary or appropriate in connection with pending reorganization(s) related thereto.

Additional Designated Portfolios            Class
--------------------------------            -----
SVS II Scudder Total Return Portfolio       A
SVS II Scudder Small Cap Growth Portfolio   A

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed as of this 15th day of April, 2005.

Paragon Life Insurance Company


By:    /s/ Matthew K. Duffy
       -----------------------------------
Title: Vice President and CFO


Deutsche Investment Management
Americas, Inc.

By:    /s/ Illegible
       -----------------------------------
Title: Director


Scudder Variable Series II


By:    /s/ Illegible
       -----------------------------------
Title: Vice President


Scudder Distributors, Inc.


By:    /s/ Illegible
       -----------------------------------
Title: Assist. Sec.